EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors
DaVita Inc.:

We consent to incorporation by reference in the registration statements on Form S-8 (No. 33-84610, No. 33-83018, No. 33-99862, No. 33-99864, No. 333-1620, No. 333-34693, No. 333-34695, No. 333-46887, No. 333-75361, No. 333-56149, No. 333-30734, No. 333-30736, No. 333-63158, and No. 333-42653) and Form S-3 (No. 333-69227) of DaVita Inc. of our reports dated February 28, 2002, relating to the consolidated balance sheets of DaVita Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income and comprehensive income, shareholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2001, and the related schedule, which reports appear in this annual report on Form 10-K.

Our report refers to a change in accounting for goodwill and intangible assets resulting from business combinations consumated after June 30, 2001.

KPMG	LLP

Seattle, Washington
February 28, 2002